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EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Newcor, Inc. on Form S-8 (File Nos. 033-72906, 333-01895, 333-12931, 333-12937,
333-23181, and 333-24301) of our report dated December 8, 1998, on our audits of the consolidated financial statements of Newcor, Inc. as of October 31, 1998 and 1997, and for each of the three years in the period ended October 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
Detroit, Michigan
January 27, 1999






















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